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Exhibit 23.4

CONSENT

    The undersigned hereby consents to be named as a director designee of Herbst Gaming, Inc., a Nevada corporation (the "Company"), in the Company's Registration Statement on Form S-4 filed with the United States Securities and Exchange Commission on October 5, 2001, and all amendments thereto, in connection with the Company's proposed offer to exchange 10 3/4% Series B notes due 2008 for any and all outstanding 10 3/4% Series A senior secured notes due 2008.

    This consent is made as of this 13th day of November 2001.

/s/ JOHN D. GAUGHAN John D. Gaughan, an individual

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Exhibit 23.4
CONSENT